Exhibit 10.12

EXECUTION COPY

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 22, 2013 (together with all annexes, exhibits and schedules hereto, this “Fifth Amendment”), is entered into by and among BROAD STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower and DBNY are parties to a Credit Agreement dated as of March 10, 2010 by and among the Borrower and DBNY as Administrative Agent and as a Lender, (i) as amended pursuant to that First Amendment to Credit Agreement and to Security Agreement dated as of July 13, 2010, (ii) as further amended pursuant to that Second Amendment to Credit Agreement dated as of November 10, 2010, (iii) as further amended and restated pursuant to that Third Amendment to Credit Agreement dated as of January 28, 2011 and (iv) as amended pursuant to that Fourth Amendment to Credit Agreement dated as of March 23, 2012 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Fifth Amendment, the “Amended Credit Agreement”).

B. The parties hereto desire, among other things, to (i) extend the Scheduled Commitment Termination Date, (ii) revise the notice period for reducing the Maximum Commitment or otherwise change certain terms of the Agreement, (iii) amend the Additional Margin Requirements and (iv) make certain other related amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) Section 2.02(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“Each Lender’s commitment to make Loans hereunder shall automatically terminate, and the Maximum Commitment shall be reduced to zero, upon the Commitment Termination Date. The Borrower may voluntarily, from time to time, permanently reduce the amount of the Maximum Commitment upon at least forty-five (45) days’ prior written notice (subject to Clause (b) below) to the Administrative Agent specifying the amount of such reduction, which notice shall be irrevocable once given; provided that (i) no reduction may reduce the Maximum Commitment below $25,000,000 unless the Maximum Commitment is reduced to zero; (ii) any partial reduction of the Maximum Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; (iii) no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then aggregate outstanding Loans and (iv) any such reduction shall be applied to reduce (x) first, the Tranche C Commitment, if any, until such Tranche C Commitment is zero; (y) second, the Tranche B Commitment, if any, until such Tranche B Commitment is zero; and (z) thereafter the Tranche A Commitment. The Administrative Agent shall promptly notify each Lender of the receipt of any such notice and the pro rata reduction of such Lender’s Commitment.”

[Signature Page to Fifth Amendment]

(b) Section 2.02(b) of the Credit Agreement is hereby deleted and replaced in its entirety with the following.

“Borrower may effectuate a reduction in the Maximum Commitment in accordance with Section 2.02(a) in all respects (except for the notice period) on at least ten (10) Business Days’ prior written notice to the Administrative Agent if Borrower, concurrently with or prior to the effectiveness of any such reduction in the Maximum Commitment, pays (without duplication) to the Administrative Agent, for the account of the Lenders, a fee equal to the difference between (x) the Commitment Fee that would have accrued on the amount of such reduction during the forty-five (45) day notice period pursuant to Section 2.02(a), or, if fewer, the number of days from (and including) the date of such notice to (and excluding) Scheduled Commitment Termination Date, and (y) the Commitment Fee that accrued on such amount during the shortened notice period elected pursuant to this Section 2.02(b).”

(c) Section 2.03(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

(a) Setup Fee. The Borrower shall pay to DBNY a Setup Fee in an amount and at the time as set forth in the fee letter between DBNY and the Borrower dated as of March 22, 2013 (the “March 2013 Fee Letter”). The Borrower agrees that, once paid, the fees or any part thereof payable hereunder are irrevocable and non-refundable under any circumstances. The March 2013 Fee Letter supersedes all prior fee letters, which remain valid and enforceable until the execution of the March 2013 Fee Letter.

(d) Section 2.04 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“Section 2.04 Lender Commitment Reduction, Applicable Margin Adjustments and Margin Requirement Changes.

The Tranche A Lender may from time to time upon 45 days prior written notice (which notice shall specify in detail such actions to be taken) to Borrower and to the Administrative Agent take one or more of the following actions: (i) reduce the Tranche A Commitment; (ii) change the Applicable Margin and (iii) change the definition of “Margin Requirement”, “Base Margin Requirement”, “Additional Margin Requirement” or “Portfolio Limitations” (and each of the Annexes referenced therein). Any reduction of the Tranche A Commitment shall result in an equivalent reduction of the Maximum Commitment. Borrower acknowledges and agrees that if on the effective date of such reduction of the Maximum Commitment the aggregate principal amount of the then outstanding Loans exceeds the Maximum Commitment (taking into account such reduction in the Tranche A Commitment), then no later than on such effective date Borrower shall repay the principal amount of Loans (together with accrued interest on such repaid principal amount) such that immediately thereafter the aggregate principal amount of Loans outstanding shall not be greater than the Maximum Commitment (with any such repayment being first applied to Tranche A Loans).”

(e) Section 3.04(b)(iv) is hereby amended by deleting the phrase “without payment of a Make Whole Fee” contained therein.

(f) Section 9.13 is hereby amended by (i) adding the word “and” to the end of subsection (f), (ii) deleting subsection (h) in its entirety and (iii) restating the last proviso thereof to read as follows:

“provided further, that, in the event of any amendment to increase the Aggregate Commitment the Administrative Agent shall first give DBNY the opportunity to determine whether to increase its Commitment and if so, the amount of such increase (up to the full amount of the increase in the Aggregate Commitment).”

(g) The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Fifth Amendment Closing Date” means March 22, 2013.

“March 2013 Fee Letter” has the meaning set forth in Section 2.03(a).

(h) The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $240,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Lender Commitment Reduction, Applicable Margin Adjustments and Margin Requirement Changes) and (b) on and after the Commitment Termination Date, zero.

“Scheduled Commitment Termination Date” means the December 22, 2013.

“Tranche B Commitment” means zero.

“Tranche C Commitment” means zero.

(i) The definition of “Make Whole Fee” in Annex I to the Credit Agreement is hereby deleted in its entirety.

(j) The following definition in Section 1 of Annex II to the Credit Agreement is hereby amended as follows:

Clause (iv) of the definition “Additional Margin Requirement” is hereby amended by replacing the value “33%” in subclause (D) thereof with the value “40%”.

(k) The following definition in Section 3 of Annex II to the Credit Agreement is hereby amended as follows:

Clause (i) of the definition “Portfolio Limitations” is hereby amended by replacing the value “33%” with the value “40%”.

Section 2. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Fifth Amendment that each of the following conditions are satisfied:

(a) Agreements. The Administrative Agent shall have received executed counterparts of this Fifth Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Fifth Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Fifth Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Fifth Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Fifth Amendment and the other Credit Documents to be executed and delivered in connection with this Fifth Amendment and to act with respect to this Fifth Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Fourth Amendment to Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c) The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Fifth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1) all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Fifth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Fifth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4) no Default or Event of Default shall be continuing.

(d) Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent amending and restating the Manager Letter entered into in connection with the Credit Agreement.

(e) Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent amending and restating the Equity Owner Letter entered into in connection with the Credit Agreement.

(f) FB Income Letter. The Administrative Agent shall have received from FB Income a letter in the form of Exhibit C hereto addressed to the Administrative Agent amending and restating the FB Income Letter entered into in connection with the Credit Agreement.

(g) Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Credit Agreement.

(h) After giving effect to any requested Borrowing on the Fifth Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(i) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Fifth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Fifth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Fifth Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3. Miscellaneous.

(a) GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this Fifth Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this Fifth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Fifth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Fifth Amendment.

(d) Counterparts. This Fifth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Fifth Amendment.

(g) Entire Agreement. This Fifth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

BROAD STREET FUNDING LLC, as Borrower

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
	Name:	Ian R. Jackson
	Title:	Director

By:	/s/ Frank Nelson
	Name:	Frank Nelson
	Title:	Managing Director

[Signature Page to Fifth Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ian R. Jackson
	Name:	Ian R. Jackson
	Title:	Director

By:	/s/ Frank Nelson
	Name:	Frank Nelson
	Title:	Managing Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Type of Commitment	Amount of Commitment	Percentage of Tranche
Tranche A Commitment	$240,000,000	100%
Tranche B Commitment	$0	0%
Tranche C Commitment	$0	0%

Total Commitment	$240,000,000
Applicable Percentage	100%

[Signature Page to Fifth Amendment]